UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2011
AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO	80237

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 757-8101
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
AIMCO Properties, L.P. (“the Partnership”) is re-issuing the historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010, to reflect additional properties sold or classified as held for sale during the three months ended June 30, 2011 as discontinued operations in accordance with the requirements of FASB Accounting Standards Codification 205-20, Discontinued Operations. These reclassifications have no effect on the Partnership’s reported net income or loss available to common unitholders.
As a result of the changes discussed above, the Partnership is updating “Item 6 — Selected Financial Data,” “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8 — Financial Statements and Supplementary Data.” All other information contained in the Annual Report on Form 10-K for the year ended December 31, 2010 has not been updated or modified. For more recent information regarding the Partnership, please see the Partnership’s Quarterly Report on Form 10-Q, Current Reports on Form 8-K and other reports and information filed with or furnished to the Securities and Exchange Commission since February 25, 2011.
ITEM 9.01. Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are filed with this report:

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm
99.1
Form 10-K, Item 6. Selected Financial Data
Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Form 10-K, Item 8. Financial Statements and Supplementary Data

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 2, 2011

AIMCO PROPERTIES, L.P.
By:	AIMCO-GP, Inc., its General Partner

/s/ Ernest M. Freedman
Ernest M. Freedman
Executive Vice President and Chief Financial Officer

/s/ Paul Beldin
Paul Beldin
Senior Vice President and Chief Accounting Officer